Exhibit 1.1

Tarena International, Inc.

15,300,000 American Depositary Shares

Representing

15,300,000 Class A Ordinary Shares

(par value $0.001 per share)

Underwriting Agreement

[—], 2014

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Tarena International, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 11,500,000 American Depositary Shares, representing 11,500,000 Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Shares”), of the Company; the shareholders of the Company named in Schedule II-A hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 3,800,000 American Depositary Shares representing 3,800,000 Class A Ordinary Shares; and IDG Technology Venture Investments, LP (“IDG”), one of the Selling Shareholders, proposes, subject to the terms and conditions stated herein, to sell, at the election of the Underwriters, up to 2,295,000 additional American Depositary Shares representing 2,295,000 Class A Ordinary Shares. The aggregate of 15,300,000 American Depositary Shares representing 15,300,000 Class A Ordinary Shares to be sold by the Company and the Selling Shareholders are herein called the “Firm ADSs”, and the aggregate of up to 2,295,000 American Depositary Shares representing 2,295,000 additional Class A Ordinary Shares to be sold by IDG at the election of the Underwriters are herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”. The Class A Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Class A Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [—], 2014, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Class A Ordinary Share deposited pursuant to the Deposit Agreement.

As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm ADSs purchased by them under this Agreement, up to 765,000 ADSs, for sale to the Company’s directors, officers, employees, business associates and related persons as designated by the Company (collectively, the “Directed Share Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting (Conflict of Interest)” (the “Directed Share Program”). The Firm ADSs to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the same price at which the other Firm ADSs are to be offered to the public initially. The Underwriters may offer any Directed Shares not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being issued and sold hereunder. The Company has supplied the Designated Underwriter with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

1. (a) The Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-194191) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof;

(iii) For the purposes of this Agreement, the “Applicable Time” is     :         m (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and pricing information set forth in Schedule III-A hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication (as defined below) listed on Schedule III-B hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act; and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof;

(v) A registration statement on Form F-6 (File No. 333-194662) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) A registration statement on Form 8-A (File No. 001-36363) in respect of the registration of the Shares and ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) Any individual Written Testing-the-Waters Communication did not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Act and, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not and as of each Time of Delivery (as defined in Section 4(a) hereof), as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or, if any, institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications;

(ix) On the date of this Agreement, at their applicable effective times or issue dates and as of each Time of Delivery, the Registration Statement, the Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus, as amended or supplemented, complied, comply, or will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(x) From the time of initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”)

(xi) Neither any of the Company and its direct and indirect subsidiaries or its consolidated affiliated entities listed in Schedule IV hereto (each a “Group Company”) nor any of the schools listed in Schedule V (the “PRC Schools”; together with the Group Companies, the “Group Entities”) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or any material change in the long-term debt of the Company or any other Group Entity or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Group Entities taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each other Group Company has been duly incorporated or organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(xiii) Each of the PRC Schools has been duly organized and is validly existing as a private school with limited liability and full legal person status under the PRC laws. Each PRC School has obtained its registration certificate and the permit to operate a private school and each such registration certificate and permit are in full force and effect under and in compliance with the PRC laws in all material respects. The operational funds of all the PRC Schools have been fully paid up in accordance with PRC laws. Except as disclosed in the Pricing Prospectus, all consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency or body, any court or any stock exchange authority (“Governmental Agency”) (hereinafter referred to as “Governmental Authorizations”) that are required under PRC laws for the sponsorship interest of each PRC School held by its respective holders have been obtained by such holder. Except as disclosed in the Pricing Prospectus, all of the sponsorship interests of each of the PRC Schools are legally owned by its sponsors. Except as disclosed in the Pricing Prospectus, the acquisition and holding of the indirect interests in the relevant PRC Schools by Tarena Technologies Inc. have been in compliance with the applicable PRC laws in all material respects, and all material Governmental Authorizations required for acquiring and/or holding such interests have been obtained. All of the sponsorship interests of each of the PRC Schools owned by its sponsor are free and clear of all liens, charges or any other encumbrances or claims and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any sponsorship interest in any of the PRC Schools. No winding up or liquidation proceedings have been commenced for, and no bankruptcy or insolvency proceedings or judgments have been commenced or declared against, any of the PRC Schools.

(xiv) The Company does not own or control, directly or indirectly, any corporation, association or entity other than the Group Entities;

(xv) Each of the Group Entities has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Entities; and any real property and buildings held under lease by each of the Group Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Entities; Except as disclosed in the Pricing Prospectus and to the Company’s best knowledge after due inquiry, (A) each lease agreement to which any Group Entity is a party is legally executed in accordance with applicable PRC laws, (B) the relevant lessor of each lease is the legal owner of the leased property or has legal authority to lease the property, and (C) the leasehold interests of each PRC Group Entity are duly registered if and to the extent required by applicable PRC laws and fully protected by the terms of the lease agreements in material respects; no Group Entity has received any notice of any material claim that has been asserted by anyone adverse to the rights of any Group Entity under any lease to which it is a party, or affecting or questioning the rights of any Group Entity to the continued possession of the leased or subleased premises under any such lease;

(xvi) Except as disclosed in the Pricing Prospectus, the Group Entities maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate to protect the Group Entities and their respective businesses and all such insurance is fully in force on the date hereof; the Company does not have any reason to believe that any Group Entity will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of the Group Entities, pending, outstanding, or to the Company’s best knowledge after due inquiry, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xvii) The description of the transactions, arrangements and agreements set forth in the Pricing Prospectus and the Prospectus under the caption “Corporate History and Structure” are true and accurate in all material respects and nothing has been omitted from such description which would make the same, in light of the circumstances under which they were made, misleading in any material respect; all necessary steps for the transactions contemplated therein have been taken and all material consents required from respective parties have been obtained and are in full force and effect; all material Governmental Authorizations for the transactions contemplated therein have been obtained, made and taken and are in full force and effect;

(xviii) Except as disclosed in the Pricing Prospectus, the ownership structure of the Group Entities as described in the Pricing Prospectus and the Prospectus under the caption “Corporate History and Structure” complies, and immediately after the offering, will comply with the current PRC laws, does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, has not been challenged by any Governmental Agency; there are no legal, administrative, arbitration or governmental proceedings, pending anywhere in respect of the ownership structures of the Company or any of the Group Entities (including any proceeding challenging the effectiveness or validity of the ownership structures), and to the Company’s knowledge no such proceedings are threatened or contemplated by any Governmental Agency or any person;

(xix) Each of the contractual arrangements (“Contractual Arrangements”) between Tarena Technologies Inc. and each of Beijing Tarena Jinqiao Technology Co., Ltd. and Shanghai Tarena Software Technology Co., Ltd. as described in the Pricing Prospectus and the Prospectus under the caption “Corporate History and Structure” has been duly authorized, executed and delivered by the parties thereto, and each of the relevant Group Entities has, to the extent applicable, taken all necessary corporate actions to authorize the execution, delivery and performance thereof; each of the relevant Group Entities has the corporate power and capacity to enter into and perform its obligations thereunder; each of the Contractual Arrangements to which each of the Group Entities is a party constitutes the legal, valid and binding obligation of that Group Entity, enforceable against the parties thereto in accordance with its terms; subject to, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; none of the parties to the Contractual Arrangements is in breach or default in the performance of any of the terms or provisions of such Contractual Arrangements in any material respect;

(xx) Except as disclosed in the Pricing Prospectus, the execution, delivery and performance of the Contractual Arrangements by the parties thereto do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Group Entities is subject, except any lien, charge or encumbrance that is created pursuant to the Contractual Arrangements, nor will such actions result in (A) any violation of the provisions of constitutional or organizational documents of the Company or any of the Group Entities, (B) any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their assets, properties or operations, or (C) any breach or default of necessary Governmental Authorizations.

(xxi) Neither the Company nor any of the Group Entities has sent or received any written communication regarding termination of, or intent not to renew, (A) any of the material contracts or agreements specifically referred to or described in the Pricing Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of the Group Entities or, to the Company’s best knowledge after due inquiry, any other party to any such contract or agreement; or (B) any existing or former material customer contract of any Group Entity arising out of allegations of fraudulent or manipulative practices;

(xxii) Except as disclosed in the Pricing Prospectus, each of the Group Entities has all necessary Governmental Authorizations to own, lease, license and use its properties and assets and conducts its business in the manner described in the Pricing Prospectus, except where the failure to have any such Governmental Authorizations would not have a Material Adverse Effect, and such Governmental Authorizations contain no material restrictions or conditions not described in the Pricing Prospectus; neither the Company nor any of the Group Entities has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such Governmental Authorizations; and the Group Entities are in compliance with the provisions of all such Governmental Authorizations in all material respects;

(xxiii) Neither the Company nor any of the Group Entities is (A) except as disclosed in the Pricing Prospectus, in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any Governmental Authorization granted by any Governmental Agency in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A), (B) and (D) above, where such breach or default would not have a Material Adverse Effect;

(xxiv) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Class A Ordinary Shares and the Class B ordinary shares of the Company, par value $0.001 per share (the “Class B Ordinary Shares”, together with the Class A Ordinary Shares, the “Ordinary Shares”) upon the completion of the proposed initial public offering and the Series A convertible redeemable preferred shares, Series B convertible redeemable preferred shares and Series C convertible redeemable preferred shares (collectively, the “Preferred Shares”) prior to the completion of the proposed offering, conform in all respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital or registered capital of the Company and each Group Entity, as the case may be, has been duly and validly authorized and issued, and is fully paid and non-assessable, if applicable, and is owned directly or indirectly by the Company (other than in the case of Beijing Tarena Jinqiao Technology Co., Ltd. and Shanghai Tarena Software Technology Co., Ltd. the registered capital of which are owned by the individuals as set forth in the Pricing Prospectus) free and clear of all liens, encumbrances, equities or claims (other than in the case of Beijing Tarena Jinqiao Technology Co., Ltd. and Shanghai Tarena Software Technology Co., Ltd.); there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares, Preferred Shares, ADSs or any other class of share capital of the Company except as set forth in the Pricing Prospectus under the captions “Capitalization”, “Management – Share Incentive Plans” and “Description of Share Capital”; except as disclosed in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any Group Entity, or obligations of any Group Entity to issue, equity shares or any other class of share capital of any Group Entity; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the PRC, Cayman Islands, Hong Kong or United States except as described in the Pricing Prospectus;

(xxv) Except as described in the Pricing Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital of or other equity interests in the Company or any of the Group Entities and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and the ADSs;

(xxvi) The Shares underlying the ADSs to be sold by the Company and the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized, and when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Prospectus;

(xxvii) All of the Class B Ordinary Shares issuable upon the automatic conversion of the outstanding Preferred Shares as described in the Pricing Prospectus have been duly and validly authorized and reserved for issuance; and, prior to or concurrently with the First Time of Delivery (as defined in Section 4 hereof), all of the Preferred Shares will be converted into Class B Ordinary Shares and all such Class B Ordinary Shares will be duly and validly issued and fully paid and non-assessable;

(xxviii) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxix) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the execution, delivery and performance of this Agreement and compliance by the Company with its respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, result in a violation of the provisions of the articles of association, business license or other constituent documents of the Company, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party to or by which the Company is bound, or to which any of the properties or assets of the Company is subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties.

(xxx) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus;

(xxxi) All dividends and other distributions declared and payable on the Shares may under the applicable laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the applicable laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorizations in the Cayman Islands;

(xxxii) All dividends and other distributions declared and payable on the share capital of Tarena Hong Kong Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorizations in Hong Kong;

(xxxiii) Except as described in the Pricing Prospectus, all dividends and other distributions declared and payable on the share capital of any of Tarena Technologies Inc. or Tarena Software Technology (Hangzhou) Co., Ltd. may under the current laws and regulations of the PRC be converted into foreign currency (including U.S. Dollars) and may be freely transferred out of the PRC, and no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(xxxiv) The issue and sale of the Shares and ADSs to be sold by the Company, the deposit of the Shares with the Depositary against issuance of the ADSs and the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the property or assets of the Company or any of the Group Entities is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of any Group Entity or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of the Group Entities or any of their properties or assets, except, in the case of clauses (A) and (C) above, where such conflict or violation would not have a Material Adverse Effect;

(xxxv) No Governmental Authorization is required for the issue and sale of the Shares or the ADSs by the Company, for the deposit of the Shares by the Company with the Depositary against issuance of the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and ADSs and listing of the ADSs on the NASDAQ Global Market, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters in such jurisdictions;

(xxxvi) The ADSs have been approved for listing on the NASDAQ Global Market;

(xxxvii) The Company has not offered or sold, or caused the Underwriters to offer or sell, any ADSs to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its affiliates, or the business of the Company or its affiliates;

(xxxviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of the ADSs, (B) the sale and delivery by the Company of the ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(xxxix) Neither the Company nor any of the Group Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs;

(xl) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, respectively, and under the caption “Taxation” and “Underwriting (Conflict of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xli) Other than as set forth in the Pricing Prospectus, there are no legal, arbitration, governmental proceedings (including, without limitation, governmental investigations or inquiries) or, to the Company’s best knowledge after due inquiry, other material disputes pending to which the Company or any of the Group Entities or the Company’s directors and executive officers is a party or of which any property of the Company or any of the Group Entities is the subject (A) which, if determined adversely to the Company or any of the Group Entities or any of their respective directors and executive officers, would individually or in the aggregate have a Material Adverse Effect; or (B) that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(xlii) The Company is not and, after giving effect to the offering and sale of the Shares and the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(xliii) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as such term is defined under Rule 405 under the Act;

(xliv) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xlv) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, the Form 8A Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xlvi) There are no contracts, arrangements or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not be so described and filed as required;

(xlvii) Except as described in the Pricing Prospectus, (A) each of the Group Entities owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets, other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted or the manner in which it contemplated as set forth in the Pricing Prospectus; (B) all material Intellectual Property owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Group Entities) are valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge after due inquiry, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of the Group Entities has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of the Group Entities knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, the Group Entities, or their products; (D) there are no pending or, to the knowledge of the Company after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products, services or processes of the Group Entities referenced in the Pricing Prospectus, to the Company’s best knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party; and (F) neither the Company nor any of the Group Entities are in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property rights of the Company, the Group Entities or any third party;

(xlviii) The Company was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for the year ended December 31, 2010; based on the Company’s current income, assets and projections as to the value of the ADSs and outstanding Ordinary Shares, the Company does not expect to be a PFIC for the year ended December 31, 2014; and the Company has no plan or intention to become a PFIC in the future;

(xlix) The Company does not believe that it is a surrogate foreign corporation either within the meaning of Section 7874(a)(2)(B) of the Code, or computed with the modification in 7874(b) of the Code;

(l) Except as set forth in the Registration Statement and the Pricing Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(li) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(lii) Except as described in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities and any director or executive officer of the Company or any of the Group Entities or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of the Group Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;

(liii) KPMG Huazhen (SGP), who have certified certain financial statements of the Group Entities, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(liv) Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(lv) The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP and such internal control over financial reporting are effective to perform the functions for which they were established; all material weaknesses or significant deficiencies, if any, in internal controls have been identified to the Company’s independent auditors and described in the Pricing Prospectus; since the date of the latest audited financial statements included in the Pricing Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Group Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(lvi) Except as described in the Pricing Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person;

(lvii) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of the Group Entities exists or, to the Company’s best knowledge after due inquiry, is threatened;

(lviii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Pricing Prospectus truly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management has reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure;

(lix) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of the Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Group Entities and that are not otherwise described in the Pricing Prospectus;

(lx) Except as disclosed in the Pricing Prospectus, none of the Company or any of the Group Entities is engaged in any material transactions with its directors, officers, principal shareholders, or any other affiliate;

(lxi) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Pricing Prospectus accurately and fully, in all material respects, describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of the Group Entities, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of the Group Entities or the availability thereof or the requirements of the Company or any of the Group Entities for capital resources;

(lxii) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(lxiii) The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and other unaudited financial information contained in the Pricing Prospectus and the Prospectus (including without limitation unaudited interim financial statements and unaudited quarterly financial information of the Group Entities) included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the unaudited financial results, to the fact that such results are subject to completion of the Company’s normal period-end closing procedures and review by the Company’s independent accountants in accordance with Statement of Auditing Standards No. 100;

(lxiv) Under the laws of the Cayman Islands, each holder of the ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company;

(lxv) The Group Entities have paid all taxes required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Group Entities for taxation purposes as required by the law of the jurisdictions in which the Group Entities are or have been incorporated, managed or engaged in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; no tax investigation or inspection is currently pending against the Company or any of the Group Entities; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Group Entities or any of their respective properties or assets; and neither the Company nor any of the Group Entities has received notice of any tax deficiency with respect to the Company or any of the Group Entities.

(lxvi) Any statistical, industry-related and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lxvii) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Group Entities, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Group Entities or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of the Group Entities, except in the case of clauses (B) and (C) above, where such contravention or default would not have a Material Adverse Effect;

(lxviii) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and ADSs;

(lxix) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments except as described in the Pricing Prospectus;

(lxx) Neither the Company nor any other Group Entity, nor any director, officer, or employee acting on the behalf of the Company or any such other Group Entity, nor, to the best knowledge of the Company, any agent or representative of the Company or of any other Group Entity acting on the behalf of the Company or any such other Group Entity, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the other Group Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(lxxi) Each of Mr. Shaoyun Han and Mrs. Ying Sun is a citizen of the PRC, excluding Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region, and no application is pending in any other jurisdiction by him/her or on his/her behalf for naturalization or citizenship;

(lxxii) The operations of the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the Company’s best knowledge after due inquiry, threatened;

(lxxiii) The descriptions of the events, agreements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate History and Structure” are true, accurate, complete and fair in all material respects and nothing has been omitted from such description which would make the same misleading in any material respect and there are no other material documents or agreements that have been entered into by the Company or any of the Group Entities in respect of the ownership structures of the Company or any of the Group Entities; and each of the events, agreements and transactions set forth therein has been duly authorized and does not (A) except as disclosed in the Pricing Prospectus, contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of the Group Entities or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene any of the terms or the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Group Entities (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, charge, deed of trust, loan agreement, note, lease or other agreement, instrument or other obligation to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the property or assets of the Company or any of the Group Entities is subject, or (D) has rendered the Company or any of the Group Entities liable to any additional tax, duty, charge, impost or levy of any amount which has not been provided for in the accounts upon which the accountants’ report was prepared by KPMG Huazhen (SGP) or otherwise described in the Pricing Prospectus, except in the cases of clauses (A), (C) and (D), such breaches, defaults, creation, imposition, liabilities or omissions as would not have a Material Adverse Effect;

(lxxiv) Except as disclosed in the Pricing Prospectus, all Governmental Authorizations required in connection with the events, agreements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate History and Structure” have been duly or timely made or unconditionally obtained in writing (including, without limitation, all actions necessary for the approval of the ownership structures of the Group Entities by the Governmental Agencies and any other regulatory bodies) and remain in full force and effect, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed; such Governmental Authorizations contain no materially burdensome restrictions or conditions not specifically disclosed in the Pricing Prospectus; neither the Company nor any Group Entity is in breach of the terms and conditions of any of their respective Governmental Authorizations in respect of the ownership structures of the Company or any of the Group Entities;

(lxxv) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Initial Registration Statement understand the potential personal liability to which each director of the Company that signed the Initial Registration Statement and the executive officers of the Company may be subject in the event that the offering and sale of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the NASDAQ Global Market were deemed not to be in compliance with the M&A rules;

(lxxvi) Except as disclosed in the Pricing Prospectus, the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NASDAQ Global Market or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(lxxvii) Except as disclosed in the Pricing Prospectus, each Group Company established in the PRC has completed all relevant registration and other procedures required under applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”). Except as disclosed in the Pricing Prospectus, each of the Company’s direct or indirect shareholders who are, or to the Company’s best knowledge after due inquiry, are directly or indirectly owned or controlled by, PRC residents or PRC citizens has completed relevant registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.;

(lxxviii) None of the Group Entities does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(lxxix) (A) None of the Company or the Group Entities or any of their affiliates, employees, agents and directors and officers in the United States: (i) does, or plans to do, any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares and ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Pricing Prospectus and Prospectus;

(lxxx) The Group Entities and their respective properties, assets and operations are in compliance with, and the Company and each of the Group Entities hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any Group Entity under, or to interfere with or prevent compliance by any Group Entity with, Environmental Laws; neither the Company nor any of the Group Entities (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s best knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to the Company’s best knowledge after due inquiry, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxxxi) Neither the Company nor any of the Group Entities is a party to any effective any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Pricing Prospectus;

(lxxxii) Except as disclosed in the Pricing Prospectus, there are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially confidentially submitted to the Commission; and

(lxxxiii) There are no business relationships or related-party transactions involving the Company or any of the Group Entities or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(lxxxiv) As of the date of the Pricing Prospectus and as of the date hereof, the M&A Rules and Related Clarifications did not and do not apply to the issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement;

(lxxxv) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

In addition, any certificate signed by any officer of the Company or any of the Group Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

(b) Each of the Selling Shareholders, severally and not jointly, represents and warrants as to and in respect of itself to, and agrees with, each of the Underwriters that:

(i) Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;

(ii) All Governmental Authorizations required for the deposit of the Shares being deposited by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at each Time of Delivery (as defined in Section 4 hereof), for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder, have been obtained (except for such Governmental Authorizations which, if not obtained would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement, the Power of Attorney, and the Custody Agreement); and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares and ADSs to be sold by such Selling Shareholder hereunder;

(iii) Under this Agreement, the sale of the Shares and ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by such Selling Shareholder at each Time of Delivery and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Deposit Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) nor will such action result in any violation of the provisions of the constituent documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder (except for, in the case of (A), such breach(es) or default(s), which would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement, the Power of Attorney, and the Custody Agreement);

(iv) There are no affiliations or associations between any member of the FINRA and such Selling Shareholder, except as described in the Pricing Prospectus and the FINRA questionnaire such Selling Shareholder delivered to the Representatives in connection with this offering; none of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member;

(v) Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be represented by the ADSs to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi) Neither such Selling Shareholder, nor, to its knowledge, any of its controlled affiliates or any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;

(vii) The sale of the Shares and ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Group Entities which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(viii) Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares and ADSs, in each case other than the then most recent Preliminary Prospectus;

(ix) The Registration Statement did not, as of its effective time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus (together with any amendment or supplement thereto), as of the applicable effective date, the applicable filing date and any settlement date, do not and will not, contain any untrue statement of a material fact or omit to state any material necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the representations and warranties set forth in this section are limited to statements or omissions of material facts made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information consists of (i) the name and address of such Selling Shareholder, (ii) the number of shares owned and shares underlying the ADSs proposed to be sold by such Selling Shareholder, and (iii) other information relating to such Selling Shareholder included under the caption “Principal and Selling Shareholders” as set forth in such documents;

(x) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of the ADSs to be sold by such Selling Shareholder, (B) the sale and delivery by such Selling Shareholder of the Shares and ADSs to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and ADSs to the initial purchasers thereof;

(xi) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

(xii) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

(xiii) Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares and ADSs;

(xiv) The operations of such Selling Shareholder are and have been conducted at all times in compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator or non-governmental authority involving such Selling Shareholder with respect to the Money Laundering Laws is pending or, to the best of such Selling Shareholder’s knowledge after due inquiry, threatened;

(xv) Such Selling Shareholder has duly executed and delivered a Power of Attorney (the “Power of Attorney”), in the form set forth in Annex I attached hereto, appointing Mssrs. Shaoyun Han and Suhai Ji, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement; and

(xvi) (A) Neither such Selling Shareholder nor, to its knowledge, any of its subsidiaries, affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) such Selling Shareholder is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds received by such Selling Shareholder from the sale of Shares and ADSs pursuant to this Agreement will not be knowingly used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions.

In addition, any certificate signed by any Selling Shareholders (or, with respect to any Selling Shareholder that is not an individual, any officer of such Selling Shareholder or of any of such Selling Shareholder’s subsidiaries) or by any representative of the Selling Shareholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each of the Underwriters.

2. Subject to the terms and conditions herein set forth, (a) the Company and each Selling Shareholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price per ADS of US$[—], the number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II-A attached hereto and to be purchased by each of the Underwriters as set forth opposite the name of such Underwriter in Schedule I attached hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, IDG agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from IDG, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

IDG, as and to the extent indicated in Schedule II-A attached hereto, hereby grants to the Underwriters the right to purchase at their election up to 2,295,000 Optional ADSs, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives, the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Shareholders to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the ADRs representing the ADSs to be made available for checking at least twenty-four hours prior to each Time of Delivery with respect thereto at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on             , 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of O’Melveny & Myers, 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong, S.A.R. (the “Closing Location”), all at such Time of Delivery. A meeting in the form of a telephone conference will be held at the Closing Location at [4:00] p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or for additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; in the event of such request for amendment or supplement, to provide both Representatives and the Representatives’ counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement which shall be disapproved by the Representatives; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares and ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares and ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Group Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares and the ADSs within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(a)(vi) hereof;

(vi) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, sell any right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, of any of the ADSs or the Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or ADSs or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the Representatives’ prior written consent;

(vii) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-up Agreement described in Section 8(s) hereof for an officer or director of the Company, the Representatives shall provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, and the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(viii) Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement and the Depositary Letter (as defined in Section 8(q) without the prior written consent of the Representatives during the Lock-Up Period; and the Company will cause each Company option holder that has not entered into a Lock-Up Agreement as contemplated by Section 8(p) to be subject to and comply with the restrictions set forth in the Lock-Up Agreements including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Class A Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period; and the Company will provide the Representatives, the Depositary and each option holder with prior notice of any announcement that gives rise to an automatic extension of the Lock-Up Period (as contemplated in Section 5(a)(vi));

(ix) To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated affiliated entities certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Group Entities for such quarter in reasonable detail;

(x) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Group Entities are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that in each case the Company will have no obligations to furnish or deliver such reports or other communications (financial or other) or financial statements to the extent they are publicly available on the Company’s website or the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or a similar system;

(xi) To use the net proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or the Group Entities; the Company will not use any of the proceeds from the offering of the Shares and ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding clause;

(xii) Prior to each Time of Delivery to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(xiii) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(xiv) To use its best efforts to include the ADSs for listing on the NASDAQ Global Market;

(xv) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xvi) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xvii) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xviii) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter;

(xix) To comply with Rule 433(d) under the Act and with Rule 433(g) under the Act;

(xx) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of the Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Group Entities, or the offering of the ADSs, without prior consent of the Representatives;

(xxi) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus; and

(xxii) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(b). Each of the Selling Shareholders severally and not jointly agrees with each of the Underwriters:

(i) Prior to each Time of Delivery, to deposit, or cause to be deposited on their behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(ii) Not to (and to cause its controlled affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(iii) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by such Selling Shareholder and the execution and delivery of this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter;

(iv) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or the ADSs, in each case other than the Prospectus;

(v) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares and ADSs being sold by such Selling Shareholder;

(vi) To advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares and ADSs, of (A) any material change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, relating to such Selling Shareholder or (B) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, if any, which comes to the attention of such Selling Shareholder;

(vii) Not to use any of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholders including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholders into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; and

(viii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to, or at the First Time of Delivery (as hereinafter defined), a properly completed and executed United States Treasury Department Form W-9 or W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III-A hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or a Written Test-the-Waters Communication, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Test-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, or Written Test-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Test-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, under this Agreement, including but not limited to the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and accountants and counsel(s) for the Selling Shareholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs; (iii) all expenses in connection with the qualification of the Shares and ADSs for offering and sale under the laws of the jurisdictions as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the NASDAQ Global Market; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares and ADSs; (vi) the cost of preparing stock certificates and ADRs; (vii) the cost and charges of any transfer agent or registrar; (viii) all roadshow and test-the-water costs and expenses incurred by the Company and the expenses incurred by the Selling Shareholders in connection with roadshow or test-the-water meetings that are agreed by the Company, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show and test-the-water slides and graphics, fees and expenses of any consultants engaged in connection with the road show and test-the-water presentations with the prior approval of the Company, any travel, lodging and meals expenses, and the cost of any aircraft chartered in connection with the road show, (ix) the reasonable expenses of Credit Suisse Securities (USA) LLC (the “Independent Underwriter”) acting as “qualified independent underwriter” within the meaning of FINRA Rule 5121, (x) all fees and disbursements of counsel incurred by the Designated Underwriter in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Designated Underwriter in connection with the Directed Share Program, (xi) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (xii) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (xiii) all expenses and taxes arising as a result of the deposit by the Company or the Selling Shareholders of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares by the Company or the Selling Shareholders to or for the account of the Underwriters and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case any Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement, (xiv) the fees and expenses of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (xv) the fees and expenses of the Authorized Agents (as defined in Section 15 hereof), (xvi) the cost of preparing the ADRs; (xvii) all out-of-pocket expenses incurred by the Underwriters (subject to paragraphs (iii), (v) and (x) above, other than fees of their counsels), and (xviii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders, as the case may be, hereunder which are not otherwise specifically provided for in this Section. The Company hereby agrees with the Underwriters that it will pay any such amount not so paid by any Selling Shareholder. Any reimbursement of the Underwriters’ expenses and legal fees may be deducted from the purchase price for the ADSs set forth in Section 2 hereof.

8. The obligations of the Underwriters hereunder, as to the Shares and ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a). The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b). O’Melveny & Myers LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion and letter dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c). Haiwen & Partners, PRC counsel to the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d). Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex VII attached hereto;

(e). Skadden, Arps, Slate, Meagher & Flom LLP, as Hong Kong counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex X attached hereto;

(f). Han Kun Law Offices, PRC counsel to the Company, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex VIII attached hereto;

(g). Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex IX attached hereto;

(h). Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel for JAFCO Asia Technology Fund IV, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex XIII attached hereto;

(i). Latham & Watkins, United States counsel for the Selling Shareholders, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex XI attached hereto;

(j). Richards, Layton & Finger, P.A., Delaware counsel for IDG Technology Venture Investments, LP, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex XII attached hereto;

(k). Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex XVi attached hereto;

(l). On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the date on which the first sale of ADSs is confirmed if such date is not the same as the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Huazhen (SGP) shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV hereto;

(m). No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which the Representatives shall have objected in writing;

(n). (i) Neither the Company nor any of the Group Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital, long-term debt of the Company or any of the Group Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Group Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(o). On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, the New York Stock Exchange, The Stock Exchange of Hong Kong Limited or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of the Group Entities or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or the Group Entities; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(p). The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(q). The ADSs to be sold by the Company and the Selling Shareholders at such Time of Delivery shall have been duly listed on the NASDAQ Global Market;

(r). The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of the ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement;

(s). Each party set forth in Schedule II-A attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Annex III hereto;

(t). The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares into the Company’s ADS facility or issue any new ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company, in form and substance satisfactory to the Representatives and substantially to the effect set forth in Annex V hereto;

(u). The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(v). At each Time of Delivery, as the case may be, the Chief Executive Officer and Chief Financial Officer of the Company shall have furnished to the Representatives an officers’ certificate with respect to certain financial and operational information contained in such Registration Statement, dated the date of delivery thereof, in form and substance satisfactory to the Representatives and substantially to the effect set forth in Annex XV attached hereto;

(w). At each Time of Delivery, the Company will deliver to the Representatives a certificate signed by the Chairman of the Board of Directors of the Company with respect to the opinion letter of PRC counsel to the Company, dated at such Time of Delivery, in form and substance satisfactory to the Representatives, and substantially to the effect set forth in Annex XIV attached hereto;

(x). Each of the Selling Shareholders shall have furnished to the Company an executed instrument of transfer in the form set forth in Annex XVII attached hereto with regard to the Shares represented by ADSs to be delivered;

(y). The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company and the Selling Shareholders shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (k) and (u) of this Section and as to such other matters as the Representatives may reasonably request;

(z). There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the Company’s best knowledge after due inquiry, threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Market or the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney; and

(aa). There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of the Time of Delivery).

9. (a) The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter and affiliates’ respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party through the Representatives expressly for use therein; it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

The Company further agrees to indemnify, defend and hold harmless the Designated Underwriter and its partners, directors and officers, and any person who controls the Designated Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, the Designated Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Each Selling Shareholder, severally but not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, the Selling Shareholder will only be liable to the extent such losses, claims, damages or liabilities, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with information furnished to the Company or the Underwriters by the Selling Shareholder in writing expressly for use in such documents, it being understood and agreed that the only such information consists of (i) the name and address of such Selling Shareholder, (ii) the number of shares owned and shares underlying the ADSs proposed to be sold by such Selling Shareholder, and (iii) other information relating to such Selling Shareholder included under the caption “Principal and Selling Shareholders” as set forth in such documents; provided, further, that the aggregate liability of each Selling Shareholder pursuant to this subsection 9(b) and under this Agreement shall not exceed the net proceeds received by such Selling Shareholder in this offering after deducting underwriting discounts and offering expenses, if any, payable by such Selling Shareholder.

(c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of: (A) the fourth and fifth sentences in the first paragraph relating to the addresses of the Underwriters, (B) the fifth paragraph under the caption “Underwriting (Conflict of Interest)” concerning the concession figures and (C) the twelfth and thirteenth paragraphs under the caption “Underwriting (Conflict of Interest)” concerning stabilization, short positions and penalty bids by the Underwriters.

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling Shareholder’s obligations in this subsection (e) to contribute are several and are not joint with the other Selling Shareholders or the Company, and each Selling Shareholder shall not be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder in this offering after deducting underwriting discounts and offering expenses, if any, payable by such Selling Shareholder.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Shareholders and to each person, if any, who controls the Company or any of the Selling Shareholder within the meaning of the Act.

(g) Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify and hold harmless the Independent Underwriter, its affiliates, directors, officers and employees and each person who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the ADSs or the underlying Shares) to which the Independent Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the fraud or willful misconduct of the Independent Underwriter.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Shareholders that the Representatives have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of IDG to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Shareholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall then be under no liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the Shares or the ADSs, promptly (and, in any event, not later than 30 days), reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by both Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares or the ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: (852) 2978-0440, Attention: General Counsel, Legal Department and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: General Counsel, Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Suhai Ji, Chief Financial Officer; and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Selling Shareholders set forth in Schedule II-B hereto; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under Section 5(a)(v) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: General Counsel, Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and JAFCO Asia Technology Fund IV has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent (the “Company/JAFCO Authorized Agent”), and IDG has appointed Kevin C. Krull, International Data Group, Inc., 5 Speen Street, Framingham, Massachusetts 01701, as its authorized agent (the “IDG Authorized Agent”, together with the Company Authorized Agent, the “Authorized Agents”, and each an “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of seven years from the date hereof. Each of the Company and the Selling Shareholders represents and warrants that its appointed Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company/JAFCO Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and JAFCO Asia Technology Fund IV, as the case may be. Service of process upon the IDG Authorized Agent and written notice of such service to IDG shall be deemed, in every respect, effective service of process upon IDG.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares and ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

19. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Each of the Company and the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

Tarena International, Inc.

By:
Name:	Shaoyun Han
Title:	Chief Executive Officer

Signature Page to Underwriting Agreement

The Selling Shareholders named in Schedule II-A attached hereto

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II-A attached hereto

Signature page to Underwriting Agreement

Accepted as of the date hereof on behalf of each of the Underwriters:

Goldman Sachs (Asia) L.L.C.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Signature page to Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised

Goldman Sachs (Asia) L.L.C.
Credit Suisse Securities (USA) LLC
Jefferies LLC
Oppenheimer & Co. Inc.

Total	15,300,000	2,295,000

Schedule I

SCHEDULE II-A

SCHEDULE I

	Total Number of Firm ADSs to be Sold	Number of Optional ADSs to be Sold if Maximum Option Exercised

Company	11,500,000	—
Selling Shareholders:
IDG Technology Venture Investments, LP	2,147,675	2,295,000
JAFCO Asia Technology Fund IV	1,652,325	—

Total	15,300,000	2,295,000

Schedule II-A

SCHEDULE II-B

SELLING SHAREHOLDER ADDRESSES

IDG Technology Venture Investments, LP

c/o IDG Capital Management (HK) Ltd.

Unit 5505, 55/F, The Centre,

99 Queen’s Road Central,

Hong Kong

Attention: Mr. Simon Ho

Fax: +852 2529 1619

With a copy to:

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attention: Ms. Bin Li

Fax: +8610 8512 0225

JAFCO Asia Technology Fund IV

c/o JAFCO Investment (Asia Pacific) Ltd

10 Marina Boulevard #33-05,

Marina Bay Financial Centre Tower Two,

Singapore 018983

Attention: The President

Fax: +65 6221 3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

Beijing Representative Office

Room 817

Beijing Fortune Building

No. 5 Dong San Huan Bei Lu

Chao Yang District, Beijing 100004, China

Attention: Chief Representative

Fax: +8610 6590 9729

Schedule II-B

SCHEDULE III-A

(a).	[Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:]

(b).	[Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: electronic roadshow available at www.retailroadshow.com and www.netroadshow.com;]

(c).	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package: the price to the public of the ADSs: US$ per ADS.

Schedule III-A

SCHEDULE III-B

[List each Written Test-the-Waters Communication]

Schedule III-B

ANNEX I

FORM OF POWER OF ATTORNEY

ANNEX II

FORM OF PRESS RELEASE

ANNEX III

FORM OF LOCK-UP AGREEMENT

            , 2014

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As the Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) pursuant to which an offering will be made that is intended to result in the establishment of a public market for American depository shares (“ADSs”) representing Class A ordinary shares (“Ordinary Shares”) of Tarena International, Inc., a company incorporated under the laws of the Cayman Islands, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, any ADSs or Ordinary Shares or securities convertible into or exchangeable or exercisable for any ADSs or Ordinary Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any ADSs or Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of any ADSs or Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for any ADSs or Ordinary Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Ordinary Shares or ADSs received upon exercise of options granted to the undersigned will also be subject to this Agreement. This Lock-up Agreement shall not apply to any ADSs acquired by the undersigned in the open market after completion of the public offering as contemplated under the Underwriting Agreement, or transfers of Ordinary Shares or ADSs to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned, and for institutional shareholders, a transfer of Ordinary Shares or ADSs to a partner, member or an “affiliate” of the undersigned, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), by gift, will or intestacy, or as part of a distribution without consideration by the undersigned to its equity holders, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution without consideration by the undersigned to its general and limited partners, investors or equity holders, provided that (i) the transferee agrees to be bound in writing by the terms of this Lock-up Agreement prior to such transfer, (ii) any such transfer shall not involve a disposition for value and (iii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer. In addition, nothing in this Lock-up Agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that any transactions made thereunder do not commence until expiration of the Lock-up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this Lock-up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any Ordinary Shares or ADSs the undersigned may purchase under an issuer directed share program in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-up Agreement shall lapse and become null and void if the Underwriting Agreement shall not have been signed on or before July 31, 2014. This Lock-up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:

ANNEX IV

FORM OF KPMG LETTER TO THE UNDERWRITERS

ANNEX V

FORM OF LETTER TO THE DEPOSITARY

ANNEX VI

FORM OF OFFICERS’ CERTIFICATE

ANNEX VII

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

ANNEX VIII

FORM OF OPINION OF PRC COUNSEL TO THE COMPANY

ANNEX IX

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO THE COMPANY

ANNEX X

FORM OF OPINION OF HONG KONG COUNSEL TO THE COMPANY

ANNEX XI

FORM OF OPINION OF U.S. COUNSEL TO THE SELLING SHAREHOLDERS

ANNEX XII

FORM OF OPINION OF DELAWARE COUNSEL TO IDG

ANNEX XIII

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO JAFCO

ANNEX XIV

FORM OF CHAIRMAN’S CERTIFICATE

ANNEX XV

FORM OF OFFICERS’ CERTIFICATE

ANNEX XVI

FORM OF OPINION OF COUNSEL TO THE DEPOSITARY

ANNEX XVII

FORM OF INSTRUMENT OF TRANSFER